Exhibit 1.1

AMENDMENT NO. 1 TO THE AT-THE- MARKET EQUITY OFFERING SALES AGREEMENT

February 22, 2022

ROBERT W. BAIRD & CO. INCORPORATED

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

STIFEL, NICOLAUS & COMPANY, INCORPORATED

501 North Broadway, 10th Floor

Saint Louis, Missouri 63102

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, California 94111

FIFTH THIRD SECURITIES, INC.

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Ladies and Gentlemen:

Reference is made to the At-The-Market Equity Offering Sales Agreement, dated December 3, 2019, including the Schedules thereto (the “Original Agreement”), among Robert W. Baird & Co. Incorporated, Goldman Sachs & Co. LLC, Stifel, Nicolaus & Company, Incorporated, BTIG, LLC, Fifth Third Securities, Inc. (collectively, the “Agents”) and Gladstone Commercial Corporation, a Maryland corporation (the “Company”) and Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), pursuant to which the Company agreed to sell through the Agents, shares of common stock, par value $0.001 per share, of the Company. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.    The preamble to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Gladstone Commercial Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Robert W. Baird & Co. Incorporated (“Baird”), Goldman Sachs & Co. LLC (“Goldman”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), BTIG, LLC (“BTIG”) and Fifth Third Securities, Inc. (“Fifth Third”) as sales agents and principals (each of Baird, Goldman, Stifel, BTIG and Fifth Third, individually an “Agent” and collectively, the “Agents”), shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms set forth in Section 2 of this At-The-Market Equity Offering Sales Agreement (this “Agreement”). The Company is the indirect general partner of Gladstone Commercial Limited Partnership (the “Operating Partnership”), a Delaware limited partnership that serves as the Company’s primary operating partnership subsidiary. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.”

2.    The first paragraph of Section 1(a) of the Original Agreement shall be amended and restated as follows:

“(a)    Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-236143), in respect of the Company’s Common Stock (including the Shares). Such registration statement, and any post-effective amendment thereto has been declared effective by the Commission within three years prior to the date hereof; and no stop order suspending the effectiveness of such registration statement or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”. The Company may file one or more additional registration statements on Form S-3 from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, including any post-effective amendments, thereto, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).”

3.    Section 1(r) of the Original Agreement shall be amended and restated as follows:

“(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except such as have been already obtained or as may be required under FINRA, Nasdaq, the 1933 Act or the 1933 Act Regulations or state securities laws.”

4.    Section 1(ff) of the Original Agreement shall be amended and restated as follows:

“(ff)    FINRA Exemption. All of the information provided to the Agents or to counsel for the Agents related to FINRA matters by the Company and its officers and directors is true, complete and correct in all material respects. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).”

5.    Section 2(f) of the Original Agreement shall be amended and restated as follows:

“(f)    Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) authorized but unissued Common Stock (less Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Designated Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Designated Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Designated Agent in writing.”

6.    Section 16 to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Counterparts. This Agreement, any Terms Agreement and any documents provided to the other party pursuant to this Agreement or any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement, any Terms Agreement and any documents provided to the other party pursuant to this Agreement or any Terms Agreement may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).”

7.    The Company represents and warrants to, and agrees with the Agents that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

8.    This Amendment together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

9.    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this paragraph shall survive any termination of this Amendment.

10.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement among the Company and the Agents.

Very truly yours,

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Chad Gorsuch
Name: Chad Gorsuch
Title: Managing Director

BTIG, LLC

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director

FIFTH THIRD SECURITIES, INC.

By:	/s/ Susannah Doyle Lunke
Name: Susannah Doyle Lunke
Title: Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]

ACCEPTED as of the date first-above written:

GLADSTONE COMMERICAL CORPORATION

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chairman and Chief Executive Officer

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

By:	GCLP Business Trust II, its General Partner

By:	/s/ David Gladstone
Name: David Gladstone
Title: Trustee

By:	/s/ Gary Gerson
Name: Gary Gerson
Title: Trustee

[Signature Page to Amendment No. 1 to Sales Agreement]